SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 30, 1998


                             IFS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                   1-12687                   13-3393646
       (State or Other          (Commission File No.)         (IRS Employer
jurisdiction of incorporation)                            Identification Number)





          Rensselaer Technology Park, 300 Jordan Road, Troy, NY 12180
              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (518) 283-7900



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Item 2.      Acquisition or Disposition of Assets

         On January 30, 1998, the merger of a wholly owned subsidiary (the "Subsidiary") of IFS International, Inc. (the "Company") with and into NCI Holdings, Inc. ("Holdings") was consummated pursuant to a Plan and Merger Agreement, dated January 30, 1998 (the "Merger Agreement"). Holdings owns approximately 94% of the issued and outstanding shares of capital stock of Network Controls International, Inc. ("NCI"), which develops and markets software products for bank automation.

         Pursuant to the terms of the Merger Agreement, the outstanding shares of capital stock of Holdings were converted into shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock"). Per Olof Ezelius ("Ezelius"), the sole beneficial owner of Holdings' capital stock, received 87,094 shares (the "Base Consideration") of Preferred Stock valued at $620,545. The Company is obligated to register all of these shares of Preferred Stock under the Securities Act of 1933. Twenty eight thousand seventy (28,070) shares of the Base Consideration are being held in escrow to secure certain warranties, representations, covenants and indemnifications made by Ezelius (the "Indemnification Obligations"). The Base Consideration may be reduced if the audited stockholder's equity of Holdings is less than $1,250,000 as of January 30, 1998. Ezelius may receive additional shares of Preferred Stock (the "Additional Shares") if the consolidated pre-tax profit of NCI exceeds certain levels during each of the years ending April 30, 1999, 2000 and 2001 and during the three years ending April 30, 2001. Any Additional Shares issued to Ezelius up to a value of $200,000 will be held in escrow to further secure the Indemnification Obligations. The Merger Agreement required Holdings to satisfy indebtedness to former stockholders of Holdings and NCI arising pursuant to agreements for the purchase of shares entered into in 1993 and 1995. Pursuant to the terms of the Merger Agreement, Ezelius entered into a separate employment agreement with NCI to serve as Chief Executive Officer of NCI for a period of 39 months, commencing January 30, 1998, at a base salary of $150,000 per year.
Ezelius also was granted options to purchase 18,000 shares of the Company's Common Stock at $5.00 per share.

         Immediately prior to the merger, the Company advanced $840,000 to Holdings, which was utilized to satisfy existing indebtedness of Holdings as required by the Merger Agreement.

         For accounting purposes, the total purchase cost for this acquisition approximated $1,550,000. The Company will account for the merger under the purchase method of accounting.

         NCI has provided bank teller/platform and networking solutions to large financial institutions and major suppliers of branch automation equipment for the past 14 years. NCI has also developed a new product line ("NCI Business Centre"), which is expected to be introduced in 1998. NCI Business Centre is a server-centric and enterprise-wide retail banking solution designed to automate delivery channels, such as teller, platform, Internet banking, call center and kiosks. NCI Business Centre uses Windows NT, browsers and TCP/IP protocol technologies for delivery of functionality over Intranet and Internet networks. NCI is headquartered in Charlotte, North Carolina and has wholly-owned subsidiaries in London, England and Viersen, Germany. NCI also has a branch office in Melbourne, Australia.

         Reference is made to the Merger Agreement, which is attached hereto and incorporated by reference herein, for more detailed information as to the transactions described herein.


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Item 7.      Financial Statements, Pro-Forma Information and Exhibits

         (a) Consolidated Financial Statements of NCI Holdings Inc. as of May 31, 1997 and 1996 and for the years ended May 31, 1997 and 1996 *

         (b) Consolidated Financial Statements of NCI Holdings Inc. as of November 30, 1997 and 1996 and for the six months ended November 30, 1997 and 1996 (unaudited) *

         (c) Pro Forma Consolidated Balance Sheet of the Company as of April 30, 1997, and Pro Forma Consolidated Income Statements for the six months ended October 31, 1997 *

--------------
* The Company's requirements pursuant to Regulation S-X, promulgated by the Securities and Exchange Commission, to file financial statements and pro-forma information relating to the merger within 15 days after the date the merger was consummated is impracticable. The Company will file such financial statements and pro-forma financial information by amendment hereto no later than 75 days after date of the consummation of the merger.

         (d)   Exhibits

               2.1 Plan and Agreement of Merger, dated January 30, 1998, by and among IFS International Inc., NCI Holdings, Inc., NCI Acquisition Corp. and Per Olof Ezelius


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 17, 1998                IFS INTERNATIONAL INC.
                                         (registrant)


                                         By: /s/ Frank Pascuito
                                             ------------------
                                         Frank Pascuito, Chief Executive Officer